UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 2, 2024 (August 1, 2024)

Aptiv PLC

(Exact name of registrant as specified in its charter)

Jersey	001-35346	98-1029562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Hanover Quay

Grand Canal Dock

Dublin, D02 VY79, Ireland

(Address of Principal Executive Offices, Including Zip Code)

(Registrant’s Telephone Number, Including Area Code) 353-1-259-7013

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	APTV	New York Stock Exchange
2.396% Senior Notes due 2025	APTV	New York Stock Exchange
1.500% Senior Notes due 2025	APTV	New York Stock Exchange
1.600% Senior Notes due 2028	APTV	New York Stock Exchange
4.350% Senior Notes due 2029	APTV	New York Stock Exchange
3.250% Senior Notes due 2032	APTV	New York Stock Exchange
4.250% Senior Notes due 2036	APTV	New York Stock Exchange
4.400% Senior Notes due 2046	APTV	New York Stock Exchange
5.400% Senior Notes due 2049	APTV	New York Stock Exchange
3.100% Senior Notes due 2051	APTV	New York Stock Exchange
4.150% Senior Notes due 2052	APTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Accelerated Share Repurchase Program

On August 1, 2024, as part of Aptiv PLC’s (the “Company”) recently announced share repurchase program, the Company entered into accelerated share repurchase agreements (the “ASR Agreements”) with each of Goldman Sachs International and JPMorgan Chase Bank, N.A. (the “Dealers”) to repurchase an aggregate of up to $3.0 billion of the Company’s ordinary shares, par value $0.01 per share (the “Ordinary Shares”). The Company is funding the share repurchases under the ASR Agreements with cash on-hand and borrowings under a new unsecured bridge credit facility as described below. The Company expects to refinance the bridge credit facility with the issuance of new debt or borrowings under other sources of existing liquidity. After giving effect to the ASR Agreements, approximately $2.5 billion will remain available for share repurchases under the Company’s recently authorized share repurchase program.

Under the terms of the ASR Agreements, the Company made an aggregate payment of $3.0 billion to the Dealers on August 2, 2024 and received on the same day an initial delivery of approximately 30.8 million Ordinary Shares from the Dealers. The final number of shares to be repurchased by the Company will be based on the average of the daily volume-weighted average price of the Company’s Ordinary Shares on specified dates during the term of each ASR Agreement, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreements. At settlement of each ASR Agreement, the relevant Dealer may be required to deliver additional Ordinary Shares to the Company, or under certain circumstances, the Company may be required to deliver Ordinary Shares or to make a cash payment, at its election, to the relevant Dealer. The final settlements of the transactions under the ASR Agreements are scheduled to occur no later than the second calendar quarter of 2025 and in each case may be subject to earlier termination under certain limited circumstances, as set forth in the ASR Agreements.

The ASR Agreements contain customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of Ordinary Shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the Ordinary Shares, the specific circumstances under which adjustments may be made to the transaction, the specific circumstances under which the transaction may be terminated prior to its scheduled maturity and various acknowledgements, representations and warranties made by the Company and the Dealers to one another.

From time to time, each Dealer and/or its respective affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which each Dealer (or such affiliates) has received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR Agreements does not purport to be complete and is qualified in its entirety by reference to the ASR Agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Bridge Credit Agreement

On August 1, 2024, in order to partially finance the share repurchases under the ASR Agreements, the Company and certain of its subsidiaries entered into a new $2,500 million senior unsecured bridge facility pursuant to that certain Bridge Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, and appointed JPMorgan Chase Bank, N.A. and Goldman Sachs Lending Partners LLC, as joint lead arrangers and joint bookrunners, and Goldman Sachs Lending Partners LLC, as syndication agent.

Borrowings under the Credit Agreement (the “bridge loans”) mature on the date that is 364 days after the funding date. Borrowings under the Credit Agreement bear interest at a rate equal to the term Secured Overnight Financing Rate (including a customary credit spread adjustment, “SOFR”) plus an applicable rate that ranges from 100 basis points to 175 basis points per annum, depending on the Company’s long-term debt ratings. The applicable rate increases by 25 basis points per annum on the 90th day after the funding date, by an additional 25 basis points per annum on the 180th day after the funding date and by an additional 25 basis points per annum on the 270th day after the funding date. A duration fee of 50 basis points is payable on the amount of bridge loans outstanding as of the 90th day after the funding date, an additional duration fee of 75 basis points is payable on the amount of bridge loans outstanding as of the 180th day after the funding date and an additional duration fee of 100 basis points is payable on the amount of bridge loans outstanding as of the 270th day after the funding date.

The Credit Agreement contains provisions requiring the reduction of the commitments of the lenders and the prepayment of outstanding bridge loans by the amount of net cash proceeds resulting from certain sales or dispositions of assets by the Company or its subsidiaries and certain capital markets issuances by the Company or its subsidiaries, in each case subject to exceptions set forth in the Credit Agreement.

The Credit Agreement contains customary representations and warranties and usual and customary affirmative and negative covenants. The Credit Agreement also contains certain customary events of default. After the funding date, if an event of default under the Credit Agreement occurs and is continuing, the principal amount outstanding, and all accrued unpaid interest and other amounts owed, may be declared immediately due and payable.

A copy of the Credit Agreement is included herein as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under “Bridge Credit Agreement” in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains certain forward-looking statements. Such forward-looking statements are subject to many risks, uncertainties and factors, which may cause the actual results to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market; global inflationary pressures; uncertainties created by the conflict between Ukraine and Russia, and its impacts to the European and global economies and our operations in each country; uncertainties created by the conflicts in the Middle East and their impacts on global economies; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material and other components integral to the Company’s products, including the ongoing semiconductor supply shortage; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations, such as the United States-Mexico-Canada Agreement; changes to tax laws; future significant public health crises; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Master Confirmation - Accelerated Stock Repurchase Transaction(s) dated August 1, 2024 by and between Aptiv PLC and Goldman Sachs International

10.2	Master Confirmation - Accelerated Stock Repurchase Transaction(s) dated August 1, 2024 by and between Aptiv PLC and JPMorgan Chase Bank, N.A.

10.3	Bridge Credit Agreement dated August 1, 2024 by and among Aptiv PLC and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2024	APTIV PLC

	By:	/s/ Katherine H. Ramundo
Katherine H. Ramundo
Executive Vice President, Chief Legal Officer, Chief Compliance Officer and Secretary